EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-92161
(To Prospectus dated July 7, 2003)                                     333-95805





                          [HOLDRS PHARMACEUTICAL LOGO]



                        1,000,000,000 Depositary Receipts
                        Pharmaceutical HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated July 7, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Pharmaceutical HOLDRS (SM) Trust.

     The share amounts specified in the table on page 11 of the base prospectus shall be replaced with the following:

                                                        Share         Primary
                        Name of Company        Ticker  Amounts    Trading Market
     Abbott Laboratories                        ABT      14            NYSE
     Allergan, Inc.                             AGN          1         NYSE
     Andrx Corporation-Andrx Group              ADRX         2        NASDAQ
     Advanced Medical Optics, Inc.              AVO   0.222222         NYSE
     Biovail Corporation                        BVF          4         NYSE
     Bristol-Myers Squibb Company               BMY         18         NYSE
     Eli Lilly & Company                        LLY         10         NYSE
     Forest Laboratories, Inc.                  FRX          4         NYSE
     ICN Pharmaceuticals, Inc.                  ICN          1         NYSE
     IVAX Corporation                           IVX      1.875         AMEX
     Johnson & Johnson                          JNJ         26         NYSE
     King Pharmaceuticals, Inc.                  KG       4.25         NYSE
     Medco Health Solutions(1)                  MHS     2.6532         NYSE
     Merck & Co., Inc.(1)                       MRK         22         NYSE
     Mylan Laboratories, Inc.                   MYL        1.5         NYSE
     Pfizer Inc.                                PFE         58         NYSE
     Schering-Plough Corporation                SGP         14         NYSE
     Watson Pharmaceuticals, Inc.               WPI          1         NYSE
     Wyeth                                      WYE         12         NYSE
     Zimmer Holdings, Inc.                      ZMH        1.8         NYSE

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(1) As of August 25, 2003, as a result of the spin-off of Medco Health Solutions from Merck & Co., Medco Health Solutions will be included in Pharmaceutical HOLDRS. As of August 25, 2003, 2.6532 shares of Medco Health Solutions are included in each round-lot of 100 Pharmaceutical HOLDRS.

     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2003.